                                                                       Exhibit 2

                            AMENDMENT NUMBER ONE
                                     TO
           AMENDED AND RESTATED PREFERRED SHARES RIGHTS AGREEMENT


     Amendment Number One, dated as of March 22, 1999 (the "Amendment"), to Amended and Restated Preferred Shares Rights Agreement dated as of March 31, 1998 (the "Rights Agreement"), between Oracle Corporation, a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association (the "Rights Agent").

                                    RECITALS

     Section 27 of the Rights Agreement permits the Company to amend the Rights Agreement as contemplated by this Amendment.

                                   AGREEMENT

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

     Section 1.  Section 1(a) of the Rights Agreement is amended to read in full
     ---------
as follows:

          "(a)  "Acquiring Person" shall mean any Person who or which, together
                 ----------------
with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person either (i) as the result of the acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed to be an Acquiring Person; or (ii) (x) if a majority of the members of the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the Common Shares that would otherwise cause such Person to be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), or (B) such Person was aware of the extent of the Common Shares it beneficially owned but had no actual knowledge of the consequences of such beneficial ownership under this Agreement) and without any intention of changing or influencing control of the Company, and (y) if such Person divested or divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement. Furthermore, notwithstanding the foregoing,

     (1)  Lawrence J. Ellison ("Ellison"), and his Affiliates and Associates,
                                -------
shall not be or become an Acquiring Person on account of the beneficial ownership of Common Shares of the Company by any of them, so long as Ellison, and his Affiliates and Associates (other than the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) do not, after the date hereof, acquire from any third party other than the Company, in the aggregate, beneficial ownership of more than an additional 1% of the Company's Common Shares then outstanding; and

     (2) No Successor of Ellison, his Affiliates and Associates, or any Affiliate, Associate or Successor of such Successor, shall become an Acquiring Person on account of Common Shares received directly or indirectly from Ellison, so long as such Successor, Affiliate or Associate does not thereafter acquire from any third party other than the Company, in the aggregate, beneficial ownership of more than an additional 1% of the Company's Common Shares then outstanding."

     Section 2.  Section 1(d) of the Rights Agreement is amended to read in full
     ---------
as follows:

     "(d)  "Business Day" shall mean any day other than a Saturday, Sunday or a
            ------------
day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close."

     Section 3.  Section 1(g) of the Rights Agreement is amended to read in full
     ---------
as follows:

     "(g)  Intentionally Omitted"
           ---------------------


     Section 4.  Section 1(h) of the Rights Agreement is amended to read in full
     ---------
as follows:

     "(h)  "Distribution Date" shall mean the earlier of (i) the Close of
            -----------------
Business on the tenth day (or such later date as may be determined by action of a majority of the members of the Board of Directors of the Company) after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth day (or such later date as may be determined by action of a majority of the members of the Board of Directors of the Company) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if, assuming the successful consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding."

     Section 5.  Section 1(l) of the Rights Agreement is amended to read in full
     ---------
as follows:

          "(1)  "Permitted Offer" shall mean a tender offer for all outstanding
                 ---------------
Common Shares made in the manner prescribed by Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that a
                                                      --------  -------
majority of the Board has determined that the offer is both adequate and otherwise in the best interests of the Company and its stockholders (taking into account all factors that the Board deems relevant, including without limitation prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value)."


     Section 6.  Section 3(c) of the Rights Agreement is amended to read in full
     ---------
as follows:

          "(c) Unless the Board of Directors, by resolution adopted at or before the time of the issuance (including pursuant to the exercise of rights under the Company's benefit plans) of any Common Shares, specifies to the contrary, Rights shall be issued in respect of all Common Shares that are issued after the date of this Agreement but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in Section 22 of this Agreement, after the Distribution Date. Certificates representing such Common Shares shall also be deemed to be certificates for Rights, and shall bear the following legend:

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Oracle Corporation and Harris Trust Company of California, dated as of December 3, 1990, as such may subsequently be amended (the "Rights Agreement"), the terms of which
                                       ----------------
     are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Oracle Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Oracle Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in Section 11(a)(ii) of the Rights Agreement, Rights beneficially owned by any Person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain other Persons shall become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding."

     Section 7.  Section 23(a) of the Rights Agreement is amended to read in
     ---------
full as follows:

     "23.  Redemption.
           ----------

          (a) The Company may, at its option and with the approval of the Board of Directors, at any time prior to the Close of Business on the earlier of (i) the tenth day following the Shares Acquisition Date or such later date as may be determined by action of a majority of the members of the Board of Directors of the Company and publicly announced by the Company or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.000148 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being herein referred to as the "Redemption Price") and the Company may, at its option, pay the Redemption Price
-----------------
either in Common Shares (based on the current per share market price thereof (as determined pursuant to Section 11(d) of this Agreement) at the time of redemption) or cash."

     Section 8. Section 26 of the Rights Agreement is amended to read in full as
     ---------
follows:

     26.  Notices. Notices or demands authorized by this Agreement to be given
          -------
or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

     Oracle Corporation
     500 Oracle Parkway
     Redwood City, CA  94065
     Attention:  General Counsel

Subject to the provisions of Section 21 of this Agreement, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

     BankBoston, N.A.
     c/o EquiServe Limited Partnership
     150 Royall Street
     Canton, MA 02021
     Attention: Client Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 9.  Section 27 of the Rights Agreement is amended to read in full
     ---------
as follows:

          "27.  Supplements and Amendments. Prior to the Distribution Date,
                --------------------------
the Company, following the approval of a majority of the members of the Board of Directors, may supplement or amend this Agreement in any respect without the approval of any holders of Rights and the Rights Agent shall, if the Company so directs, execute such supplement or amendment. From and after the Distribution Date, the Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of
Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, this Agreement
                                                      --------
may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares."

     Section 10. Section 29 of the Rights Agreement is amended to read in full
     ----------
as follows:

     "29.  Determinations and Actions by the Board of Directors, etc. For all
           ---------------------------------------------------------
purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties and (y) not subject the Board or the members of the Board of Directors of the Company to any liability to the holders of the Rights."

     Section 11.  Exhibits A and B to the Rights Agreement are hereby amended to
     ----------
read in full as set forth on Exhibits A and B hereto, respectively.

     Section 12.  All other terms of the Rights Agreement shall remain in
     ----------
effect, and all references in the Rights Agreement to the Rights Agreement shall refer to the Rights Agreement, as amended by this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

                                  Company:
                                  -------

                                  ORACLE CORPORATION



                                  By /s/  Jeffrey O. Henley
                                     ----------------------------
                                     Jeffrey O. Henley
                                  Title:  Executive Vice President and
                                          Chief Financial Officer



                                  Rights Agent:
                                  ------------

                                  BANKBOSTON, N.A.



                                  By /s/ Margaret M. Prentice
                                    -----------------------------
                                    Margaret M. Prentice
                                  Title: Administration Manager

                                   EXHIBIT A
                                   ---------

                           FORM OF RIGHTS CERTIFICATE
                           --------------------------

CERTIFICATE NO. R-                                                 ______ RIGHTS

     NOT EXERCISABLE AFTER MARCH 31, 2008, OR EARLIER IF TERMINATED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.000148 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH RIGHTS AGREEMENT.]/*/

                               RIGHTS CERTIFICATE
                               ------------------

     This certifies that ________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Preferred Shares Rights Agreement, dated as of March 31, 1998, as amended on March 22, 1999 (the "Rights Agreement"), between Oracle
                                         ----------------
Corporation, a Delaware corporation (the "Company"), and BankBoston, N.A. (the
                                          -------
"Rights Agent"), to purchase from the Company at any time after the Distribution
-------------
Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Massachusetts time, on March 31, 2008, at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one-six thousand seven hundred fiftieth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock (the "Preferred Shares") of the
                                                    ----------------
Company at a purchase price of $125.00 per one-six thousand seven hundred fiftieth of a Preferred Share (the "Purchase Price"), upon presentation and
                                    --------------
surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one-six thousand seven hundred fiftieths of a Preferred Share which may be purchased upon exercise hereof) set forth above, are the number and Purchase Price as of March 31, 1998, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase

-------------------
 /*/ The portion of the legend in bracket shall be inserted only if applicable and shall replace the preceding sentence.

Price and the number and kind of Preferred Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be redeemed by the Company, at its option, at a redemption price of $0.000148 per Right or (ii) may be exchanged by the Company in whole or in part for Common Shares, substantially equivalent rights or other consideration as determined by the Company.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate amount of securities as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     At the election of the Company, no fractional portion less than integral multiples of one-six thousand seven hundred fiftieth of a Preferred Share will be issued upon the exercise of any Right or Rights evidenced hereby but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ________________, 199__.


ATTEST:                                            ORACLE CORPORATION


-----------------------------------                By:
Secretary                                             --------------------------


Countersigned:

BANKBOSTON, N.A.

as Rights Agent


By:
   --------------------------------
   Authorized Signatory

                   FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE

                               FORM OF ASSIGNMENT

(TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES TO TRANSFER THE
                              RIGHTS CERTIFICATE)


FOR VALUE RECEIVED ___________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

______________________________________________________________________________
                 (PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE)

______________________________________________________________________________
THIS RIGHTS CERTIFICATE, TOGETHER WITH ALL RIGHT, TITLE AND INTEREST THEREIN, AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ___________________________ ATTORNEY, TO TRANSFER THE RIGHTS CERTIFICATE ON THE BOOKS OF THE WITHIN-NAMED COMPANY, WITH FULL POWER OF SUBSTITUTION.

DATED:________________, ____

                                    ____________________________________
                                    Signature


Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other member of a medallion signature guarantee program approved by the Securities Transfer Association.

                                  CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:_______________________, ____



                                        ______________________________
                                        Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other member of a medallion signature guarantee program approved by the Securities Transfer Association.

                          FORM OF ELECTION TO PURCHASE

     (To be executed if holder desires to exercise the Rights Certificate)


To:_____________________________________

     The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Rights Certificate to purchase the number of one-six thousand seven hundred fiftieths of a Preferred Share issuable upon the exercise of such Rights and requests that certificates for such number of one-six thousand seven hundred fiftieths of a Preferred Share be issued in the name of:

Please insert social security or other identifying number


________________________________________________________________________________
                       (Please print name and address)

________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance shall be registered in the name of and delivered to:

Please insert social security or other identifying number

________________________________________________________________________________
                       (Please print name and address)

________________________________________________________________________________


Dated:_________________, ____

                                        ________________________________
                                        Signature


Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other member of a medallion signature guarantee program approved by the Securities Transfer Association.

                                  CERTIFICATE
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:___________________, ____


                                              ______________________________
                                              Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other member of a medallion signature guarantee program approved by the Securities Transfer Association.

                                     NOTICE
                                     ------

     The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B
                                   ---------

                              SUMMARY OF RIGHTS TO

                           PURCHASE PREFERRED SHARES

  On December 3, 1990, the Board of Directors of Oracle Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares"), of the Company. The dividend was paid to stockholders of record on December 31, 1990 (the "Record Date"). On each of January 10, 1994, March 31, 1998 and March 22, 1999, the Company amended the terms of the Rights. As of the date hereof, if certain events related to an unsolicited takeover attempt occur, each Right entitles the registered holder to purchase from the Company one-six thousand seven hundred fiftieth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company, at a price of $125.00 per one-six thousand seven hundred fiftieth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in an Amended and Restated Preferred Shares Rights Agreement (the "Rights Agreement") between the Company and BankBoston, N.A., as Rights Agent, dated as of March 31, 1998, and amended as of March 22, 1999. The amendment to the Rights Agreement entered into on March 22, 1999 removed from the Rights Agreement all references, and requirements relating to, Continuing Directors. All numbers set forth in this description have been adjusted to reflect a three for two stock split, effected in the form of a stock dividend, which was effective February 26, 1999. As a result of such stock split, each Common Share has associated with it two-thirds of a right.

  Until the earlier to occur of (i) 10 days (or such later date as may be determined by action of a majority of the Company's Directors) following a public announcement that a person, or group of affiliated or associated persons (an "Acquiring Person"), has acquired beneficial ownership of 15% or more of the outstanding Common Shares (the date of such announcement being the "Shares Acquisition Date") or (ii) 10 days (or such later date as may be determined by action of a majority of the Company's Directors) following the date that a tender offer or exchange offer is first published or sent, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by such Common Share certificates and no separate Rights Certificates will be distributed.

  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right

Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

  The Rights Agreement provides that Lawrence J. Ellison and his affiliates, associates and successors, certain successors thereto, or any other transferee approved by the Company's Board of Directors shall not be or become an Acquiring Person on account of the beneficial ownership of Common Shares of the Company by any of them, so long as Ellison and his affiliates, associates and successors, certain successors thereto, or any other transferee approved by the Company's Board of Directors, do not acquire from any third party other than the Company, in the aggregate, beneficial ownership of more than an additional 1% of the Company's Common Shares.

  The Rights are not exercisable until the Distribution Date. The Rights will expire on March 31, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

  The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Common Shares or Preferred Shares of certain rights or warrants to subscribe for or purchase Common Shares or Preferred Shares at a price, or securities convertible into Common Shares or Preferred Shares with a conversion price, less than the then current market price of the Common Shares or Preferred Shares or (iii) upon the distribution to holders of the Common Shares or Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

  The number of Rights associated with each Common Share and the rights associated with each Preferred Share are also subject to adjustment in the event of a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

  Preferred Shares purchasable upon exercise of the Rights will not be redeemable and are junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock). Each Preferred Share will be entitled to a quarterly dividend payment of 10,125 times the dividend declared per Common Share. In the event of liquidation, each Preferred Share will be entitled to a $10,125.00 preference, and thereafter the holders of the Preferred Shares will be entitled to an aggregate payment of 10,125 times the aggregate payment made per Common Share. Each Preferred Share will have 10,125 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 10,125 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

  Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one-six thousand seven hundred fiftieth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one and one-half Common Shares.

  In the event that, after the Shares Acquisition Date, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by an Acquiring Person, will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. If the Company does not have authorized but unissued Common Shares sufficient to satisfy such obligation to issue Common Shares, the Company is obligated to deliver upon payment of the exercise price of a Right an amount of cash or other securities equivalent in value to the Common Shares issuable upon exercise of a Right.

  At any time after any person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, by a majority vote of the Board of Directors, the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Common Shares at an exchange ratio of one and one-half Common Shares per Right (subject to adjustment).

  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. At the election of the Company, no fractional Preferred Shares will be issued (other than fractions which are integral multiples of the one-six thousand seven hundred fiftieths of a Preferred Share) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

  At any time prior to the earlier of (i) the close of business on the tenth day following the Shares Acquisition Date, or such later date as may be determined by a majority of the Company's Directors, and (ii) the expiration date of the Rights, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.000148 per Right (the "Redemption Price").
The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  The terms of the Rights may be amended in any respect by the Board of Directors of the Company without the consent of the holders of the Rights, except that, from and after the Distribution Date, no such amendments shall be made without the approval of the holders of the Rights other than amendments made to (i) cure ambiguities, (ii) correct or supplement provisions that may be defective or inconsistent with other provisions of the Rights Agreement, (iii) shorten or lengthen any time period under the Rights Agreement, or (iv) change or supplement the provisions of the Rights Agreement in any manner the Company may deem necessary provided that such change or supplement does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person). Notwithstanding the foregoing, the terms of the Rights may not be supplemented or amended from and after the Distribution Date to lengthen a time period relating to when the Rights may be redeemed at a time when the Rights are not by their terms redeemable or lengthen any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of the Rights.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Form 8-A/A amending a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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